UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                           (Amendment No. __________)*

                          Life Medical Sciences, Inc.
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                                (Name of Issuer)

                    Common Stock, par value $.001 per share
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                         (Title of Class of Securities)

                                   53215M 101
             ------------------------------------------------------
                                 (CUSIP Number)

      Herbert Moskowitz, 616 Washington Court, Guilderland, New York 12084
             (518) 456-1876, with a copy to Irwin M. Rosenthal, Esq.,
 Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, NY 10112
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(Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                Communications)

                               February 23, 1995
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             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box |_|.

Check the following box if a fee is being paid with the statement |X|. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).


                                Page 1 of 9 pages

                                  SCHEDULE 13D

CUSIP NO. 53215M 101                                           Page 2 of 9 Pages
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1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS

      Herbert Moskowitz
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2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                 (a) |_|
                                                                        (b) |X|

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3     SEC USE ONLY

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4     SOURCE OF FUNDS*

      PF
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5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS
      2(d) or 2(e)                                                          |_|

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6     CITIZENSHIP OR PLACE OF ORGANIZATION

      United States
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        NUMBER OF       7     SOLE VOTING POWER 390,127 shares of Common Stock
         SHARES               (includes 147,430 shares of Common Stock
       BENEFICIALLY           issuable upon exercise of 49,110 Class A Warrants
         OWNED BY             and 49,110 Class B Warrants (including 49,110
           EACH               Class B Warrants underlying such Class A Warrants)
        REPORTING       --------------------------------------------------------
          PERSON        8     SHARED VOTING POWER 857,500 shares of Common Stock
           WITH               which represents shares of Common Stock owned of
                              record by Magar Inc., in which the reporting
                              person is an officer, director and principal
                              stockholder.
                        --------------------------------------------------------
                        9     SOLE DISPOSITIVE POWER 390,127 shares of Common
                              Stock (includes 147,430 shares of Common Stock
                              issuable upon exercise of 49,110 Class A Warrants
                              and 49,110 Class B Warrants (including 49,110
                              Class B Warrants underlying such Class A Warrants)
                        --------------------------------------------------------
                        10    SHARED DISPOSITIVE POWER 857,500 shares of Common
                              which Stock represents shares of Common Stock
                              owned of record by Magar Inc., in which the
                              reporting person is an officer, director and
                              principal stockholder.
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11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

      1,247,627 shares of Common Stock (includes 147,430 shares of Common Stock issuable upon exercise of 49,110 Class A Warrants and 49,110 Class B Warrants including 49,110 Class B Warrants underlying such Class A Warrants and 857,500 shares of Common Stock held of record by Magar Inc.)

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12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES* |_|

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13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 28.0%
      based upon 4,308,695 shares of Common Stock outstanding, which is the total number of shares outstanding as at February 27, 1995, as indicated by American Stock Transfer & Trust Company, the Company's transfer agent together with 147,430 shares of Common Stock which the reporting person has a right to acquire upon exercise of Class A Warrants and Class B Warrants (including Class B Warrants underlying such Class A Warrants.)
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14    TYPE OF REPORTING PERSON*

                                       IN
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                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION.

                                                               Page 3 of 9 pages


            Herbert Moskowitz has been a principal stockholder, officer and director of Life Medical Sciences, Inc. since its inception and has filed a Statement on Schedule 13G dated February 10, 1993, as amended by Amendment No. 1 thereto dated May 19, 1994 and Amendment No. 2 thereto dated February 14, 1995, reflecting his stock ownership in Life Medical Sciences, Inc. prior to the date of the event requiring the filing of this Statement.

Item 1. Security and Issuer.

             This statement relates to the Common Stock, par value $.001 per share (the "Common Stock") of Life Medical Sciences, a Delaware corporation (the "Company"). The address of the Company's principal executive office is 214 Carnegie Center, Princeton, New Jersey 08540

Item 2. Identity and Background.

            (a) This statement is filed by Herbert Moskowitz (the "Reporting Person").

            (b) The principal business address of the Reporting Person is 616 Washington Court, Guilderland, New York 12084.

            (c) The present principal occupation of the Reporting Person is president and director of Magar Inc. and Chairman of the Board, Chief Executive Officer and President of the Company. Magar Inc. is a private investment firm. The Company is engaged

                                                               Page 4 of 9 pages


in research and development of technologies for use in medical applications. The Reporting Person is also an officer and/or director of various other public and private companies engaged in research and development in the medical and computer industries. The address of Magar Inc. is 616 Washington Court, Guilderland, New York 12084. The address of the Company is 214 Carnegie Center, Princeton, New Jersey 08540.

            (d) During the last five years the Reporting Person has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

            (e) During the last five years the Reporting Person has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding the Reporting Person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

            (f) The Reporting Person is a citizen of the United States.

Item 3. Source and Amount of Funds or Other Consideration.

            151,111 shares of Common Stock were issued by the Company in a private transaction to the Reporting Person on February 23, 1995 in consideration for the cancellation by the Reporting

                                                               Page 5 of 9 pages


Person of indebtedness of the Company to the Reporting Person in the aggregate amount of approximately $340,000 (including principal and accrued interest) (the "Loan Conversion"). The cancelled indebtedness was originally provided from the Reporting Person's personal funds. On February 23, 1995, 11,111 shares were sold by the Reporting Person in a private transaction to an unrelated third party. All securities owned of record by the Reporting Person were purchased by the Reporting Person using his personal funds. The shares owned of record by Magar Inc. were purchased using Magar Inc.'s working capital.

Item 4. Purpose of Transaction.

            The Reporting Person's purpose in effecting the Loan Conversion was to increase his equity interest in the Company while at the same time strengthening the Company's financial position.

            The Reporting Person intends to review his investment in the Company on a continuing basis and, depending on various factors, including the Company's business affairs and financial position, the price levels of the Company's securities, conditions in the securities markets and general economic and industry conditions, the Reporting Person will take such actions with respect to his investment in the Company as he deems appropriate in light of the circumstances existing from time to time. Such actions may include the acquisition of additional securities

                                                               Page 6 of 9 pages


through open market and privately negotiated transactions. The Reporting Person may, and reserves the right to, sell some of all of his holdings in the open market or in privately negotiated transactions to one or more purchasers. Except as disclosed in this Item 4, the Reporting Person has no current plans or proposals which relate to or would result in any of the events described in Items (a) through (j) of the general instructions to Item 4 of Schedule 13D.

Item 5. Interest in Securities of the Issuer.

            (a) See the responses set forth in Items 11 and 13 on page 2 for information relating to beneficial ownership of Common Stock of the Company by the Reporting Person. Each Class A Warrant currently entitles the holder to purchase, until September 21, 1997, at an exercise price of $8.90, one share of Common Stock and one Class B Warrant and each Class B Warrant currently entitles the holder to purchase, until September 21, 1997, at an exercise price of $13.36, one share of Common Stock.

            (b) See the responses set forth in Items 7,8,9, and 10 on page 2 for information relating to the Reporting Person's power to vote and dispose of the shares of Common Stock.

      Magar Inc. has its principal place of business at 616 Washington Court, Guilderland, New York 12084. Magar Inc. is a private investment firm. The officers and directors and principal stockholders of Magar Inc. include the Reporting Person,

                                                               Page 7 of 9 pages


Irwin M. Rosenthal, an attorney who is a partner at Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, NY 10112 (a law firm) and officer and/or director of public and private companies, including the Company, and Martin D. Fife who is the Chairman of the Board of Magar Inc. and officer and/or director of public and private companies.

            To the knowledge of the Reporting Person none of these persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the last five years and none of these persons, during the last five years, has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding was or is subject to a judgement, decree or final order enjoining future violations of, or prohibiting mandatory activities subject to, Federal or state securities laws or finding any violation with respect to such laws. Magar Inc. is organized under the laws of Delaware. Each of the individuals referred to above is a citizen of the United States.

            (c) The Reporting Person has not effected any transactions during the sixty days prior to the date hereof except for the Loan Conversion and the sale of shares to an unrelated third party described in response to Item 3 on pages 4 and 5, each of which was effected at a per share price of $2.25.

            (d) No person other than the Reporting Person is known to have the right to receive or the power to direct the receipt

                                                               Page 8 of 9 pages


of dividends from or the proceeds from the sales of the shares of any securities held of record by the Reporting Person.

            Irwin M. Rosenthal, Herbert Moskowitz and Martin D. Fife each has a right to receive certain percentages of dividends with respect to, and proceeds from the sale of, shares of Common Stock of the Company held by Magar Inc. to the extent such amounts constitute profits of Magar Inc.

            During January 1994, Magar Inc. borrowed funds from National Westminster Bank USA (the "Bank") and, to date, has pledged 450,000 of the shares of the Company's Common Stock owned by it to the Bank as security for the repayment of such funds. In the event of default on the loan, the Bank shall have the right to vote and/or dispose of such shares.

            (e) Not applicable.

Item 6. Contracts, Arrangements, Understanding or Relationship with Respect to Securities of the Issuer.

            See the response set forth in Item 5(d) on pages 7 and 8 for information relating to division of profits.

Item 7. Material to be filed as Exhibits.

            None

                                                               Page 9 of 9 pages


Signature

            After reasonable inquiry and to the best of my knowl edge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated: March 3, 1995                              /s/ Herbert Moskowitz
                                                  ------------------------------
                                                      Herbert Moskowitz